Exhibit 99.1
                                                                    ------------




August 13, 2007



Dear Shareholder:

The second quarter of 2007 was an excellent quarter for The National Bank of Indianapolis Corporation. We are pleased to report that total assets at your Corporation were $1,070 million at June 30, 2007, compared to $950 million a year ago - a growth rate of $120 million or 13%.

Also in the second quarter of 2007, your Corporation earned $2,076,000 or $0.86 per fully diluted share compared to $1,840,000 or $0.76 per fully diluted share in the second quarter of 2006. Income figures for 2006 have been restated to adjust the accounting treatment for restricted stock. Additional information regarding the restated 2006 numbers may be found in the Corporation's report on Form 10-Q filed with the Securities and Exchange Commission on August 8, 2007. Net income in the second quarter of 2007 was up 13% over last year's second quarter. For the first six months of this year, net income grew to $3,749,000 or $1.55 per fully diluted share - up 12% over last year. We are pleased to report that book value per share at June 30 equaled $27.35 - a record for your Corporation.

Our second quarter performance was aided by the continued growth of our loan portfolio. Loans exceeded $778 million, for a growth of $66 million or 9% since June 30, 2006. In light of this loan growth, we believe that loan quality remains adequate. During the first six months of 2007, the Bank had charge-offs of $366,000 compared to recoveries of $296,000, for a net charge-off of $70,000. Our reserve for loan losses at June 30, 2007 stood at $8,893,000.

Fee income was another important aspect of our second quarter results. For the second quarter of 2007, the Bank generated fees in excess of $2,628,000 - up 25% over last year. The Wealth Management Division provided increasing contributions to total fee income. At June 30, 2007, assets under administration in our Wealth Management Division increased $103 million from June 2006 and totaled $1,195 million - a new high.

Turning to our banking offices, we are pleased to announce the acquisition of two new sites for future locations. The Bank will be opening future banking centers at Cool Creek Village located on 146th Street in Westfield and at the Village of West Clay located near 131st Street in Carmel. We believe that the high growth and attractive demographics of these two areas will make excellent additions to our strategically-placed network of banking centers. We look forward to delivering outstanding personal service to our target market clients in these areas.

The previously announced Stock Repurchase Program is still underway. Since inception, over 200,000 shares have been repurchased. The Stock Repurchase Program is scheduled to expire on December 31, 2008, subject to earlier termination by the Board if additional purchases are not considered to be in the best interest of the Corporation or if the cost of the repurchase program reaches $10.2 million. Should you have an interest in the Stock Repurchase Program, please contact Morrie Maurer at 261-9600.

In summary, we believe that The National Bank of Indianapolis Corporation had an excellent first six months of 2007 in terms of asset size, loans, fee income, net charge offs and earnings per share. As always, we appreciate the numerous referrals of our shareholders and the dedication of our employees.

Sincerely,


/s/ Michael S. Maurer    /s/ Morris L. Maurer       /s/ Philip B. Roby

Michael S. Maurer        Morris L. Maurer           Philip B. Roby
Chairman                 President and              Executive Vice President and
                         Chief Executive Officer    Chief Operating Officer

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                           FORWARD LOOKING STATEMENTS

This document contains forward-looking statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. The forward-looking statements are based on management's expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation, the Corporation's ability to effectively execute its business plans; changes in general economic and financial market conditions; changes in interest rates; changes in the competitive environment; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; losses, customer bankruptcy, claims and assessments; changes in banking regulations or other regulatory or legislative requirements affecting the Corporation's business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2006, and subsequent filings with the United States Securities and Exchange Commission (SEC). Copies of these filings are available at no cost on the SEC's Web site at www.sec.gov or on the Corporation's Web site at www.nbofi.com. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.

                                            SECOND QUARTER 2007 HIGHLIGHTS


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                                            Selected Balance Sheet Information
---------------------------------------------------------------------------------------------------------------------------
                            June 30, 2007            June 30, 2006                                          Dec. 31, 2006
(in thousands)                 (unaudited)              (unaudited)                                              (audited)
---------------------------------------------------------------------------------------------------------------------------
Total Assets                   $1,070,522                 $949,967                                             $1,034,432
Loans                             778,167                  711,907                                                744,538
Reserve for Loan Losses            (8,893)                  (9,076)                                                (8,513)
Investment Securities             134,641                  150,200                                                146,987
Total Deposits                    913,991                  800,845                                                875,084
Shareholders'  Equity              63,998                   55,146                                                 59,785
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                                           Selected Income Statement Information
---------------------------------------------------------------------------------------------------------------------------
                                  Three Months Ended                                    Six Months Ended
                                       June 30,                                             June 30,
---------------------------------------------------------------------------------------------------------------------------
(in thousands)                       2007                     2006                          2007                     2006
---------------------------------------------------------------------------------------------------------------------------
Net Interest Income                $8,342                   $7,954                       $16,326                  $15,566
Provision for Loan Losses             225                      225                           450                      636
Non-Interest Income                 2,628                    2,103                         4,809                    3,991
Non-Interest Expense                7,689                    7,018                        15,176                   13,803
Pretax Income                       3,056                    2,814                         5,509                    5,118
Net Income                          2,076                    1,840 *                       3,749                    3,351 *
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                                               Selected Per Share Information
---------------------------------------------------------------------------------------------------------------------------
                                  Three Months Ended                                    Six Months Ended
                                       June 30,                                             June 30,
--------------------------------------------------------------------------------------------------------------------------
                                     2007                     2006                          2007                     2006
---------------------------------------------------------------------------------------------------------------------------
Basic Earnings per share            $0.89                    $0.80 *                       $1.62                    $1.46 *
Diluted Earnings per share          $0.86                    $0.76 *                       $1.55                    $1.39 *
Book Value per Share               $27.35                   $23.95                        $27.35                   $23.95
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
* Restated

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